UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2020

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25651 Atlantic Ocean Drive Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 1, 2020, the Board of Directors of STAAR Surgical Company appointed Dr. Gilbert H. Kliman, 61, and Thomas G. Frinzi, 64, to serve as directors.  The Board of Directors increased the size of the Board from five to six members. After these appointments and Mr. William Wall’s May 3, 2020 resignation, there are currently six members of the Board. Dr. Kliman and Mr. Frinzi will each receive the standard director compensation for a director, pro-rated for the remaining portion of the 2019-2020 term.

Dr. Kliman is a Managing Partner of InterWest Partners, a venture capital firm where he has been a partner since 1996. Dr. Kliman is a board-certified ophthalmologist and completed his residency at Wills Eye Hospital and a retina fellowship at Massachusetts Eye and Ear Infirmary as a Heed Foundation fellow. He holds a B.A. from Harvard University, an M.D. from the University of Pennsylvania and an MBA from the Stanford Graduate School of Business. Dr. Kliman has served on the board of directors of Glaukos Corporation almost continuously since 2007, was a lead investor and director of Avedro (acquired by Glaukos) and IntraLase (acquired by AMO), and currently serves as a director for ORBIS International and private healthcare companies.

Mr. Frinzi previously served as Worldwide President, Surgical, Johnson & Johnson Vision from February 2017 through December 2019. Mr. Frinzi was Senior Vice President of Abbott Laboratories and President, Abbott Medical Optics (AMO) from January 2016 through February 2017 when Johnson & Johnson acquired AMO. Prior to joining AMO, Mr. Frinzi held a number of leadership positions in ophthalmology and medical device companies. He served as President and CEO of WaveTec Vision from 2010 through 2014. He has also held senior positions in commercial operations, business development, and sales and marketing at Bausch & Lomb Surgical, Refractec and Chiron Vision. Mr. Frinzi earned a bachelor’s degree in political science from the University of Tampa

The Nominating and Governance Committee will assign committee memberships for Dr. Kliman and Mr. Frinzi after the 2020 Annual Meeting of Shareholders. The appointments of Dr. Kliman and Mr. Frinzi to the Board were not the result of any arrangement or understanding between Dr. Kliman or Mr. Frinzi and any other person or entity. There are no transactions between Dr. Kliman, nor Mr. Frinzi, nor any member of either of their immediate families, and the Company or any of its subsidiaries.

The information furnished herewith pursuant to Item 5.02 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 5.02 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated June 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

June 1, 2020	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer